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Exhibit 1.1

Netlist, Inc.

Common Stock, par value $0.001 per share

Underwriting Agreement

November    , 2006

Thomas Weisel Partners LLC
Needham & Company, LLC
WR Hambrecht + Co., LLC
c/o Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, CA 94104

Ladies and Gentlemen:

        Netlist, Inc., a Delaware corporation ("Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of [            ] shares of Common Stock, par value $0.001 per share ("Stock") of the Company (the "Firm Shares"), and the stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters, at the election of the Underwriters, up to [            ] additional shares of Stock (the "Optional Shares"). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares".

        1.     (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

            (i)  A registration statement on Form S-1 (File No. 333-136735) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the "Pricing Prospectus"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; and any "issuer free writing prospectus" as defined in Rule 433 under the Act relating to the Shares is hereinafter called an "Issuer Free Writing Prospectus");

           (ii)  No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Thomas Weisel Partners LLC expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) and (n) of Form S-1;

          (iii)  For the purposes of this Agreement, the "Applicable Time" is [            ] p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Prospectus or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Thomas Weisel Partners LLC expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) and (n) of Form S-1;

          (iv)  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Thomas Weisel Partners LLC expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) and (n) of Form S-1;

           (v)  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, except for such loss or interference as would not, individually or in the aggregate, have a material adverse effect on the business, operations, assets, condition (financial or otherwise), members' or stockholders' equity (as applicable) or results of

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  operations of the Company and its consolidated subsidiaries taken as a whole (a "Material Adverse Effect"); and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than pursuant to the conversion or exercise of securities outstanding as of the date of the Pricing Prospectus) or long-term debt of the Company or any of its subsidiaries or any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus;

          (vi)  The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

         (vii)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated or organized, as the case may be, and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be;

        (viii)  The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Prospectus and the Prospectus; and all of shares of capital stock or other ownership interests of each subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except to such extent as would not, individually or in the aggregate, have a Material Adverse Effect;

          (ix)  The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Pricing Prospectus and the Prospectus;

           (x)  The issue and sale of the Shares to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such breaches or violations as would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or

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  regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

          (xi)  No consent, approval, authorization, order, registration, qualification, permit, license, exemption, filing or notice (each an "Authorization") of, from, with or to any court, tribunal, government, governmental or regulatory authority, self-regulatory organization or body (each, a "Regulatory Body") is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (A) the registration of the Shares under the Act and the Securities and Exchange Act of 1934, as amended (the "Exchange Act"); (B) the listing of the Shares on the Nasdaq Global Market ("NASDAQ"); (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; (D) such Authorizations as may be required by the National Association of Securities Dealers, Inc. (the "NASD"); and (E) such other Authorizations the absence of which would not, individually or in the aggregate, have a Material Adverse Effect; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization;

         (xii)  All corporate approvals, authorizations, consents or actions (including those of stockholders) necessary for the Company to consummate the transactions contemplated in this Agreement have been obtained and are in effect;

        (xiii)  Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation or By-laws or other organizational documents or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults specified under subparagraph (B) herein that would not, individually or in the aggregate, have a Material Adverse Effect;

        (xiv)  The statements set forth in the Pricing Prospectus and the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, are accurate and complete in all material respects; the statements set forth in the Pricing Prospectus and the Prospectus under the caption "Material United States Federal Tax Considerations for Non-United States Holders", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;

         (xv)  Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

        (xvi)  The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

       (xvii)  At the time of filing the Initial Registration Statement, the Company was not an "ineligible issuer," as defined in Rule 405 under the Act;

      (xviii)  Corbin & Company LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder;

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        (xix)  The financial statements of the Company and its subsidiaries (including all notes and schedules thereto) included in the Registration Statement, the Pricing Prospectus and Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its subsidiaries for the periods specified in conformity with generally accepted accounting principles, consistently applied throughout the periods involved (except, in the case of unaudited financial statements, subject to year-end audit adjustments); and the summary and selected financial data included in the Registration Statement, the Pricing Prospectus and the Prospectus presents fairly in all material respects the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and other financial information;

         (xx)  The Company maintains a system of internal control over financial reporting that has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. There are no material weaknesses in its internal control over financial reporting (other than as set forth in the Pricing Prospectus);

        (xxi)  Since the date of the latest audited financial statements of the Company included in the Pricing Prospectus, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting (other than as set forth in the Pricing Prospectus);

       (xxii)  The Company maintains disclosure controls and procedures that have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities;

      (xxiii)  No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and which is not so described. There are no outstanding loans, advances or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company, except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus;

      (xxiv)  To the actual knowledge of the Company, no person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its subsidiaries has, directly or indirectly, while acting on behalf of the Company or its subsidiaries (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (D) made any other unlawful payment;

        (xxv)  Except as contemplated by this Agreement and as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, no person is entitled to receive from the Company a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated herein;

      (xxvi)  Neither the Company nor any of its subsidiaries or controlled affiliates does business with the government of, or with any person located in any country in a manner that violates in any

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  material respect any of the economic sanctions programs or similar sanctions-related measures of the United States as administered by the United States Treasury Department's Office of Foreign Assets Control; and the net proceeds from this offering will not be used to fund any operations in, finance any investments in or make any payments to any country, or to make any payments to any person, in a manner that violates any of the economic sanctions of the United States administered by the United States Treasury Department's Office of Foreign Assets Control; and

     (xxvii)  Neither the Company nor any of its subsidiaries or controlled affiliates does business with the government of Cuba or with any person located in Cuba within the meaning of Section 517.075, Florida Statutes.

        (b)   Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters that:

            (i)  All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

           (ii)  The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership, or any other organizational and/or governing document of such Selling Stockholder if such Selling Stockholders is not a natural person, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except for such breaches, defaults or violations that would not have an adverse effect on the ability of such Selling Stockholder to perform its obligations under this Agreement;

          (iii)  Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

          (iv)  Such Selling Stockholder has duly executed and delivered to the Company, for further delivery to the Underwriters, a Lock-up Agreement in substantially the form of Annex III hereto, the terms of which Lock-up Agreement are incorporated by reference in this Agreement as if set forth herein;

           (v)  Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or

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  result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (vi)  To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

         (vii)  In the case of the President, Chief Executive Officer and Chairman of the Board of the Company, as named in the "Management" table of the Registration Statement (the "Executive Selling Stockholder") only, the Pricing Prospectus, the Preliminary Prospectus, each Issuer Free Writing Prospectus and the Registration Statement did, and the Pricing Prospectus and any further amendments or supplements to the Registration Statement and the Pricing Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

        (viii)  In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as defined in Section 5) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

          (ix)  Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by such Selling Stockholder to [Name of Custodian], as custodian (the "Custodian"), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

           (x)  The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any

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  individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, certificates representing the Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and of the Custody Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

        2.     Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[    ], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company as set forth opposite its name in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

        The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [            ] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the number of Optional Shares to be sold by the Selling Stockholder listed in Schedule II. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

        3.     Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

        4.     (a) The Shares to be purchased by each Underwriter hereunder will be represented by one or more definitive global Shares in book-entry form which will be deposited by or on behalf of the Company with the Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Shares to Thomas Weisel Partners LLC, for the account of each Underwriter, against payment by or on behalf of each such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and each of the Selling Stockholders, as their interests may appear, to Thomas Weisel Partners LLC by causing DTC to credit

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the Shares to the account of Thomas Weisel Partners LLC at DTC. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:00 a.m., New York time, on [            ], or such other time and date as Thomas Weisel Partners LLC and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:00 a.m., New York time, on the date specified by Thomas Weisel Partners LLC in the written notice given by Thomas Weisel Partners LLC of the Underwriters' election to purchase such Optional Shares, or such other time and date as Thomas Weisel Partners LLC and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

        (b)   The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Sections 9 and 10 hereof, including the cross receipt for the Shares and any additional documents reasonably requested by the Underwriters pursuant to Section 9(j) hereof, will be delivered at the offices of Latham & Watkins LLP at 650 Town Center Drive, 20th floor, Costa Mesa, California 92626 (the "Closing Location"), and the Shares will be delivered at the office of DTC or its designated custodian (the "Designated Office"), all at such Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., California time, on the Banking Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "Banking Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

        5.     Each of the Company and the Selling Stockholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholders, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters) or any other obligation to the Company or the Selling Stockholders except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Selling Stockholders has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Selling Stockholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholders, in connection with such transaction or the process leading thereto.

        This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Selling Stockholders, on the one hand, and the Underwriters, or any of them, on the other, with respect to the subject matter hereof.

        Each of the Company and the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        6.     The Company agrees with each of the Underwriters:

          (a)   To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such

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  earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

          (b)   Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c)   Prior to 10:00 a.m., New York City time, on the Banking Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

          (d)   To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

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          (e)   During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the initial "Lock-Up Period"), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Thomas Weisel Partners waives, in writing, such extension; the Company will provide the representatives and any co-managers and each stockholder subject to the Lock-Up Period pursuant to the lock-up letters described in Sections 1(b)(iv) and 9(h) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

          (f)    Unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

          (g)   During a period of five years from the effective date of the Registration Statement, unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

          (h)   To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption "Use of Proceeds";

          (i)    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

          (j)    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

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        7.     (a) The Company represents and agrees that, without the prior consent of Thomas Weisel Partners LLC, it has not made and will not make any offer relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and Thomas Weisel Partners LLC, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and Thomas Weisel Partners LLC is listed on Schedule III hereto;

        (b)   The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

        (c)   The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Thomas Weisel Partners LLC and, if requested by Thomas Weisel Partners LLC, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Thomas Weisel Partners LLC expressly for use therein.

        8.     The Company covenants and agrees with the several Underwriters that (a) the Company will pay or cause to be paid (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses (not to exceed $10,000) in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on NASDAQ; and (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the sale of the Shares; and (b) the Company will pay or cause to be paid: (i) the cost of preparing stock certificates; (ii) the cost and charges of any transfer agent or registrar and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder's obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder, and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with the preceding sentence, Thomas Weisel Partners LLC agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse Thomas Weisel Partners LLC for associated carrying costs if such tax payment is not rebated on the

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day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 11 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, any advertising expenses connected with any offers they may make, and all expenses incurred in connection with road show presentations made to prospective purchasers of the Shares.

        9.     The obligations of the Underwriters hereunder, as to the Firm Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a)   The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b)   Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in the form attached as Annex II(a) hereto;

          (c)   Bingham McCutchen LLP, counsel for the Company, shall have furnished to you their written opinion and letter, dated such Time of Delivery, in substantially the form attached as Annex II(b) hereto;

          (d)   On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Corbin & Company LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

          (e)   (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than pursuant to the conversion or exercise of securities outstanding as of the date of this Agreement) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, operations, assets, condition (financial or otherwise) or results of operations of the Company and its consolidated

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  subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of Thomas Weisel Partners LLC so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

          (f)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (g)   The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on NASDAQ;

          (h)   The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from stockholders, option holders and warrant holders holding at least 99% of all outstanding Stock and options and warrants to purchase Stock, substantially to the effect set forth in Annex III hereto;

          (i)    The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the Banking Business Day next succeeding the date of this Agreement; and

          (j)    The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section.

        10.   The obligations of the Underwriters hereunder, as to the Optional Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

          (a)   The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you its written opinion with respect to each of the Selling Stockholders for whom it is acting as counsel in substantially the form attached as Annex II(c) hereto, dated such Time of Delivery; and

          (b)   The Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Selling Stockholders substantially in the form attached hereto as Annex IV.

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        11.   (a) The Company will indemnify and hold harmless each Underwriter and each of the Selling Stockholders against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and will reimburse each Underwriter and Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter or Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, (i) in reliance upon and in conformity with, (A) in the case of an Underwriter, written information furnished to the Company by any Underwriter through Thomas Weisel Partners LLC expressly for use therein, or (B) in the case of a Selling Stockholder, written information furnished to the Company or Thomas Weisel Partners LLC by such Selling Stockholder expressly for use therein, or (ii) in the case of a Selling Stockholder that is an executive officer or director of the Company, as a result of such Selling Stockholder's failure to act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, or, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

        (b)   The Executive Selling Stockholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and will reimburse each such Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Executive Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with, (i) in the case of information regarding the Company, written information furnished to the Company by any Underwriter through Thomas Weisel Partners LLC expressly for use therein, or (ii) in the case of information regarding a Selling Stockholder other than the Executive Selling Stockholder, written information furnished to the Company or Thomas Weisel Partners LLC by that Selling Stockholder expressly for use therein.

        (c)   Each Selling Stockholder will, severally and not jointly, indemnify and hold harmless each Underwriter and each other Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or

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any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, and will reimburse each such Underwriter or Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter or Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred;

        (d)   Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Thomas Weisel Partners LLC expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

        (e)   Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

        (f)    If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims,

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damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (g)   The obligations of the Company and the Selling Stockholders under this Section 11 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

        (h)   The aggregate liability of each Selling Stockholder under both the indemnity and contribution provisions of this Section 11 shall be limited to an amount equal to the initial public offering price of the Shares sold by such Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus.

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        12.   (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

        (b)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-fifth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        (c)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-fifth of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        13.   The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

        14.   If this Agreement shall be terminated pursuant to subsection (f) of Section 9 or Section 12 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any

18

Underwriter except as provided in Sections 11 and 14 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 11 and 14 hereof.

        15.   In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Thomas Weisel Partners LLC. on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

        All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Thomas Weisel Partners LLC, One Montgomery Street, Suite 3700, San Francisco, CA 94104, Attention: General Counsel (with a copy, which shall not constitute notice, to Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626, Attention: Derek Dundas); if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 11(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided, however, that notices under Section 6(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Thomas Weisel Partners LLC, One Montgomery Street, Suite 3700, San Francisco, CA 94104, Attention: General Counsel; if to any other signatory to an agreement referred to in Section 9(h), to the address listed on the signature page thereto. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        16.   This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 11 and 13 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        17.   Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

        18.   This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        19.   This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        20.   Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax

19

structure of the potential transaction contemplated by this Agreement and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, "tax structure" is limited to any facts that may be relevant to that treatment.

        If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

        Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

                      Very truly yours,

20

Netlist, Inc.
	By:	Chun K. Hong President and Chief Executive Officer
[Names of Selling Stockholders]
By:
Accepted as of the date hereof at San Francisco, California
Thomas Weisel Partners LLC
By:
Name:
Title:
On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Thomas Weisel Partners LLC
Needham & Company, LLC
WR Hambrecht + Co., LLC

Total	[ ]	[ ]

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Company
The Selling Stockholders:
Chun K. Hong(a)	—
Christopher Lopes(a)	—
Jayesh Bhakta(a)	—
Jae Dong Lee(a)	—
Park Ki Hong(a)	—
Devon Park(a)	—

Total

(a)
This Selling Stockholder is represented by Bingham McCutchen LLP, 600 Anton Blvd., 18th Floor, Costa Mesa, CA 92626 and has appointed each of Chun K. Hong and Lee Kim as the Attorney-in-Fact for such Selling Stockholder.

SCHEDULE III

ISSUER FREE WRITING PROSPECTUSES

None.

ANNEX I

FORM OF COMFORT LETTER

November    , 2006

Thomas Weisel Partners LLC
Needham & Company, LLC
WR Hambrecht + Co., LLC
c/o Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, CA 94104

Dear Sirs:

        We have audited the consolidated balance sheet of Netlist, Inc. and subsidiaries (the "Company") as of December 31, 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, and the related financial statement schedule all included in the Registration Statement No. 333-136735 on Form S-1 filed by the Company under the Securities Act of 1933 (the "Act"); our reports with respect thereto are also included in that registration statement. The registration statement, as amended on November     , 2006, is herein referred to as the registration statement.

        In connection with the registration statement—

1.
We are independent public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (the "SEC").

2.
In our opinion, the consolidated financial statements and financial statement schedules and included in the registration statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

3.
We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2005; although we have concluded an audit for the year ended December 31, 2005, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2005, and for the year then ended, but not on the consolidated financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheet as of September 30, 2006, and the unauditedconsolidated statements of operations, stockholders' equity, and cash flows for the nine-month periods ended September 30, 2006, other than as indicated in paragraph 4 and 5 below, and October 1, 2005, included in the registration statement, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 2005, other than as indicated in paragraph 2 above.

4.
For purposes of this letter we have read the 2006 minutes of meetings of stockholders, the board of directors, the audit committee of the board of directors, and the compensation committee of the board of directors of the Company as set forth in the minute books at November    , 2006, officials of the Company having advised us that the minutes of all such meetings through that date were set

  forth therein; we have carried out other procedures to November    , 2006 as follows (our work did not extend to the period from November    , 2006 to November    , inclusive):

  a.
  With respect to the nine-month periods ended September 30, 2006 and October 1, 2005, we have—

  (i)
  Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited consolidated balance sheet as of September 30, 2006, and unaudited consolidated statements of operations, stockholders' equity, and cash flows for the nine-month periods ended September 30, 2006 and October 1, 2005, included in the registration statement.

  (ii)
  Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in Paragraph 4.a.(i) comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

  b.
  With respect to the period from October 1, 2006 to October 31, 2006, we have—

  (i)
  Read the unaudited consolidated financial statements of the Company for October of both 2006 and 2005 furnished to us by the Company, officials of the Company having advised us that no such financial statements of any date or for any period subsequent to October 31, 2006 were available.

  (ii)
  Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in Paragraph 4.b.(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the registration statement.

        The foregoing procedures do not constitute an audit conducted in accordance with auditing standard generally accepted in the United States of America. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

5.
Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that—

a.
(i)
Any material modifications should be made to the unaudited consolidated financial statements described in Paragraph 4.a.(i), included in the registration statement, for them to be in conformity with accounting principles generally accepted in the United States of America.

(ii)
The unaudited consolidated financial statements described in Paragraph 4.a.(i) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

b.
(i)
At October 31, 2006, there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets or stockholders' equity of the consolidated companies as compared with amounts shown in the September 30, 2006 unaudited consolidated balance sheet included in the registration statement, or

(ii)
for the period from October 1, 2006 to October 31, 2006, there were any decreases, as compared to the corresponding period in the preceding year, in consolidated net sales or in the total or per share amounts of net income, except in all instances for changes, increases, or decreases that the registration statement discloses have occurred or may occur.

6.
As mentioned in Paragraph 4.b., Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to October 31, 2006 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after October 31, 2006, have, of necessity, been even more limited than those with respect to the period referred to in Paragraph 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at November    , 2006 there was any change in the capital stock, increase in long-term debt or any decreases in consolidated net current assets or stockholders' equity of the consolidated companies as compared with amount shown on the September 30, 2006 unaudited consolidated balance sheet included in the registration statement or (b) for the period from October 1, 2006 to November    , 2006 there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per share amounts of net income. On the basis of these inquiries and our reading of the minutes as described in Paragraph 4, nothing came to our attention that caused us to believe that there was nay such change, increase, or decrease, except in all instances for changes, increases, or decreases that the registration statement discloses have occurred or may occur.

7.
For purposes of this letter, we have also read the items identified by you on the attached copy of the registration statement (prospectus), and have performed the following procedures, which were applied as indicated with respect to the symbols explained below:

A
We compared the amount(s) or percentages with the corresponding amount(s) or percentages included in or derived from the Company's audited consolidated financial statements for the period indicated contained in the registration statement and found them to be in agreement.

B
We compared the amount(s) or percentages with the corresponding amount(s) or percentages included in or derived from the Company's unaudited consolidated financial statements for the period indicated contained in the registration statement and found them to be in agreement.

C
We compared the amount(s) with the corresponding amount(s) included in or derived from the Company's audited consolidated financial statements for the period indicated (which were audited by other auditors) not included in the registration statement and found them to be in agreement.

D
We compared the amount(s) with the corresponding amount(s) included in or derived from the Company's audited consolidated financial statements for the period indicated (which were audited by other auditors) contained in the registration statement and found them to be in agreement.

E
We compared the amount(s) with a schedule or report prepared by the Company for the period indicated and found them to be in agreement.

F
We compared the percentages with a report prepared by the Company for the period indicated and found them to be in agreement. We compared the total net sales per such report to the total net sales included in the Company's audited or unaudited consolidated financial statements for the period indicated and found them to be in agreement.

G
We proved the arithmetic accuracy of the amount(s) or percentages based on data included in the audited or unaudited consolidated financial statements for the period(s) indicated contained in the registration statement.

H
We compared the amount(s) with the corresponding amount(s) included in or derived from the Company's unaudited pro forma consolidated balance sheet or the unaudited consolidated financial statements for the period indicated contained in the registration statement and found them to be in agreement.

I
We compared the amount(s) with the corresponding amount(s) included in a schedule prepared by the Company for the period indicated and found them to be in agreement. We inquired of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and to determine whether such pro forma adjustments complied with the basis described in the "Pro Forma as Adjusted" description. We proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the "Pro Forma as Adjusted" column included in capitalization table.

  J
  We compared the number of shares outstanding on a historical basis for the period indicated, adjusted for the issuance of the number of shares of the Company's common stock upon conversion of $1.75 million of the Company's convertible notes and all of its convertible preferred stock, with the number of shares on a "pro forma" basis and found such number of shares to be in agreement.

  K
  We compared the amount(s) to a schedule prepared by the Company for the period indicated and found them to be in agreement. We proved the arithmetic accuracy of the amount(s) included in the Company's schedule based on the description of the assumptions discussed under the caption "Dilution" and compared them to the amounts in the registration statement and found them to be in agreement.

  L
  We compared the amount or description to the corresponding amount or description included in or derived from the Company's audited and unaudited consolidated financial statements and footnotes included in the registration statement and found them to be in agreement.

  M
  We compared the dollar amounts of compensation (salary, bonus and other compensation) for each individual listed in the table with the corresponding amounts shown by the individual W2 employee earnings records for the period indicated and found them to be in agreement.

          Our audit of the consolidated financial statements for the period referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For the period referred to therein, or any other period, we did not perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no such opinion.

          It should be noted that we make no representations regarding questions of legal interpretation or regarding the sufficiency for you purposes of the procedures enumerated above; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the registrations statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

8.
This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the registration statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or ion part in the registration agreement or in any list of closing documents pertaining to the offering of the securities covered by the registration statement.

ANNEX II(a)

FORM OF OPINION OF UNDERWRITERS' COUNSEL

December    , 2006

Thomas Weisel Partners LLC
Needham & Company, LLC
WR Hambrecht + Co., LLC
c/o Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, CA 94104

    Re:
    Netlist, Inc.

        Ladies and Gentlemen:

        We have acted as your special counsel in connection with the sale to you (the "Underwriters"), on the date hereof by Netlist, Inc., a Delaware corporation (the "Company"), and the Selling Stockholders (as herein defined) of [6,250,000] shares (the "Shares") of common stock of the Company, par value $0.001 per share (the "Common Stock"), pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on August 18, 2006 (File No. 333-136735) (as so filed and amended from time to time, the "Registration Statement"), a preliminary prospectus dated October 30, 2006 (the "Preliminary Prospectus"), a prospectus dated November     , 2006 filed with the Commission pursuant to Rule 424(b) under the Act (the "Prospectus") and an underwriting agreement dated November     , 2006 (the "Underwriting Agreement"), between you, the Company and the selling stockholders named in the Underwriting Agreement (the "Selling Stockholders"). This letter is being furnished to you pursuant to Section 9(b) of the Underwriting Agreement.

        As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specific fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure), and except where a statement is qualified as to knowledge or awareness (in which case we have with your consent made no or limited inquiry as specified below). We have examined, among other things, the following:

  (a)
  The Underwriting Agreement, the Registration Statement, the Preliminary Prospectus and the Prospectus;

  (b)
  The Restated Certificate of Incorporation and the Restated Bylaws of the Company (the "Governing Documents") and certain resolutions of the Board of Directors of the Company; and

  (c)
  The Irrevocable Power of Attorney and Custody Agreements executed by each of the Selling Stockholders.

        As to facts material to the opinions and confirmations expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company and the Selling Stockholders in the Underwriting Agreement. We have not independently verified such factual matters.

        Whenever a statement herein is qualified as to knowledge, awareness, or a similar phrase, it is intended to indicate that those attorneys in the firm who have rendered legal services in connection with the transaction referenced in the first paragraph do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent inquiry to determine the accuracy of any such statement.

        We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and, in numbered paragraphs 1, 2 and 3 of this letter, the Delaware General Corporation Law (the "DGCL"), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Unless otherwise stated, our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to registered public offerings of common equity securities.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

        1.     The Company is a corporation duly incorporated under the DGCL with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. Based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of California.

        2.     The Shares to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company and, when issued to and paid for by you and the other Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents; the Shares to be sold by the Selling Stockholders pursuant to the Underwriting Agreement have been duly authorized and validly issued, are fully paid and non-assessable and are free of preemptive rights arising from the Governing Documents.

        3.     The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

        4.     The Registration Statement has become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on November    , 2006, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rules 424(b) and 430A under the Act.

        5.     The Registration Statement, as of the date it was declared effective, the Preliminary Prospectus, as of its date, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the requirements for registration statements on Form S-1 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules, or other financial data included in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement, the Preliminary Prospectus and the Prospectus are correct and complete.

        This letter is furnished only to you in your capacity as underwriters under the Underwriting Agreement and is solely for your benefit in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Shares from you or the other Underwriters) without our prior written consent, which may be granted or withheld in our sole discretion.

                      Very truly yours,

ANNEX II(b)

FORM OF OPINION OF COMPANY COUNSEL

December    , 2006

Thomas Weisel Partners LLC
Needham & Company, LLC
WR Hambrecht + Co., LLC
    as representatives of the Underwriters
    named in Schedule I of the Underwriting Agreement
c/o Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, CA 94104

  Re:
  Netlist, Inc.

        Ladies and Gentlemen:

        We have acted as counsel to Netlist, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company of 6,250,000 shares of common stock, $.001 par value per share, of the Company (the "Common Stock"), pursuant to the Underwriting Agreement dated November     , 2006 (the "Underwriting Agreement") by and among the Company and you, as representatives of the several underwriters named in Schedule I therein (the "Underwriters"). This opinion is furnished to you pursuant to Section 9(c) of the Underwriting Agreement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed thereto in the Underwriting Agreement.

        Although we act as outside counsel to the Company, our representation is limited to matters individually referred to us by the Company. Accordingly, there may be matters affecting the Company as to which we have not been consulted.

        We have examined such documents as we have considered necessary for purposes of rendering our opinions set forth in this letter, including the following:

          (i)    The registration statement on Form S-1 (Registration No. 333-136735), filed with the Securities and Exchange Commission (the "Commission") on August 18, 2006, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), as amended by Amendment No. 1 thereto filed with the Commission on September 26, 2006, Amendment No. 2 thereto filed with the Commission on October 20, 2006, as amended by Amendment No. 3 thereto filed with the Commission on October 30, 2006, and as amended by Amendment No. 4 thereto filed with the Commission on November 20, 2006 (such registration statement, as so amended by such amendments and the information deemed by virtue of Rule 430A(b) of the rules and regulations of the Commission to be part of such registration statement at the time it was declared effective, the "Registration Statement");

          (ii)   the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act);

          (iii)  the final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act;

          (iv)  the Underwriting Agreement;

          (v)   the Restated Certificate of Incorporation of the Company, as in effect on the date hereof as certified by the Secretary of the Company (the "Certificate of Incorporation");

          (vi)  the Amended and Restated Bylaws of the Company, as in effect on the date hereof as certified by the Secretary of the Company (the "Bylaws");

          (vii) copies certified by the Secretary of the Company of certain resolutions adopted by each of the Board of Directors and the stockholders of the Company;

          (viii) the certificates of public officials attached hereto as Exhibit 1; and

          (ix)  the certificate of the Company, attached hereto as Exhibit 2 (the "Company Certificate").

        As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon (i) representations made to us by officers of the Company and certificates delivered contemporaneously to us by officers of the Company and (ii) the representations, assertions, and statements of the Company set forth in the Company Certificate and have assumed, without independent inquiry, the accuracy of all of such representations, assertions and statements and of such certificates.

        We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal capacity and competence of each individual executing any document.

        When an opinion or statement set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers in the firm who have participated directly in the specific transactions to which this opinion relates and without any special or additional investigation undertaken for the purposes of this opinion.

        As to any opinion set forth below relating to the incorporation, existence, qualification, or standing of the Company in any jurisdiction, such opinion relies entirely on and is limited by those certificates of public officials attached hereto as Exhibit 1. No such opinion below relating to the existence, qualification, or standing of the Company shall be deemed to express an opinion as to such matters with respect to any date after the date of the relevant such certificate.

        For purposes of our opinion set forth in paragraph 3 below with respect to the issued and outstanding capital stock of the Company, we have relied solely upon our review of the stock records and minutes of the meetings and actions of the Board of Directors and stockholders of the Company that are in our possession.

        Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. Such opinions are limited solely to the laws of the State of California as applied by courts located in California without regard to choice of law except as provided in the following paragraph ("California Law"), the General Corporation Law of the State of Delaware as applied by courts located in Delaware (the "DGCL"), and the federal laws of the United States of America, in each case to the extent that the same may apply to or govern such transactions.

        No opinion is given herein with respect to the choice of law or the internal substantive rules of law that any tribunal may apply to the transactions referred to herein or as to the applicability of, compliance with, or the effect of, the securities or "Blue Sky" laws of any state, nor do we give any opinion with respect to any patent, trademark or other intellectual property matters, any antitrust laws, any antifraud or fraudulent transfer laws, or as to federal securities laws other than as stated in paragraph 9 below.

        We understand that all of the foregoing assumptions, limitations and qualifications are acceptable to you.

        Based upon the foregoing, we are of the opinion that:

        1.     The Company has been incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority necessary to own its property and to conduct the business in which it is engaged as described in the Prospectus, and is qualified to do business and is in good standing as a foreign corporation in the State of California.

        2.     The authorized capital stock of the Company as of the date hereof is as set forth in the [first] paragraph under the caption "Description of Capital Stock" in the Prospectus.

        3.     The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

        4.     The Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

        5.     All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the federal laws of the United States of America and the DGCL for the issuance, sale and delivery of the Shares by the Company to the Underwriters have been obtained or made.

        6.     The issuance of the Shares to the Underwriters is not subject to any preemptive or similar rights under the Certificate of Incorporation or the Bylaws.

        7.     The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

        8.     The execution and delivery by the Company of, and the Company's issuance and sale of the Shares pursuant to, the Underwriting Agreement do not, and the performance by the Company of its obligations under the Underwriting Agreement will not (a) violate the Certificate of Incorporation or Bylaws, each as in effect on the date hereof, or, (b) violate any California Law or federal law of the United States of America applicable to the Company or the DGCL.

        9.     The Company is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, would not be on the date hereof, required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

        This opinion speaks as of the date hereof and we assume no obligation to update this opinion or inform you in the future of any facts or circumstances that occur after the date hereof and that may affect our opinion in any way.

        This opinion has been delivered solely for your use in connection with the transactions contemplated by the Underwriting Agreement and may not be referred to or used for any other purpose or relied upon by any other person other than the Underwriters (at the request of the Company), except with our prior consent.

                      Very truly yours,

ANNEX II(c)

FORM OF OPINION

OF COUNSEL TO THE SELLING STOCKHOLDERS

December    , 2006

Thomas Weisel Partners LLC
Needham & Company, LLC
WR Hambrecht + Co., LLC
    as representatives of the Underwriters
    named in Schedule I of the Underwriting Agreement
c/o Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, CA 94104

Re:
Netlist, Inc.—Selling Stockholders

Ladies and Gentlemen:

We are furnishing this opinion to you pursuant to Section 10(a) of the Underwriting Agreement, dated as of November    , 2006 (the "Underwriting Agreement"), by and among Netlist, Inc. (the "Company"), you, as representatives of the several underwriters named in Schedule I therein (the "Underwriters") and the selling stockholders named in Schedule II thereto (the "Selling Stockholders") in connection with the Company's initial public offering of its common stock (the "IPO"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed thereto in the Underwriting Agreement.

We have acted as special limited counsel to each of the Selling Stockholders in connection with the sale to the Underwriters of the shares of common stock, par value $.001 per share, of the Company being sold by such Selling Stockholders pursuant to the Underwriting Agreement (the "Stockholder Shares").

We do not act as general counsel to the Selling Stockholders and our representation is limited to matters individually referred to us by each of them. Accordingly, there may be matters affecting the Selling Stockholders as to which we have not been consulted.

We have examined such documents and made such other investigation as we have deemed necessary or appropriate for purposes of this opinion, including the following:

            (i)    the Underwriting Agreement;

            (ii)   the Irrevocable Power of Attorney executed and delivered by each of the Selling Stockholders in connection with the IPO (collectively, the "Powers of Attorney");

            (iii)  the Custody Agreement entered into by and between each of the Selling Stockholders and the Company in connection with the IPO (collectively, the "Custody Agreements and, together with the Underwriting Agreement and Powers of Attorney, the "Underwriting Documents"); and

            (iv)  a certificate of each of the Selling Stockholders.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon the representations of the Selling Stockholders set forth in the Underwriting Documents, and the certificates contemporaneously delivered to us by the Selling Stockholders, and we have assumed, without independent inquiry, the accuracy of those representations and certificates.

In all such examinations, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal capacity and competence of each individual executing any document.

As used in this opinion, the "UCC" means the Uniform Commercial Code as adopted and in effect in the State of New York, or another relevant, specified jurisdiction, as the case may be, and the "New York UCC" means the UCC of the State of New York.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. Such opinions are limited solely to the laws of the State of California as applied by courts located in California ("California Law"), the laws of the State of New York as applied by courts located in New York ("New York Law"), the General Corporation Law of the State of Delaware as applied by courts located in Delaware (the "DGCL"), and the federal laws of the United States of America ("Federal Law") (except, in each such jurisdiction, for tax, antitrust, antifraud, fraudulent transfer, Blue Sky and securities laws, as to which we express no opinion), in each case to the extent that the same may apply to or govern such transactions. No opinion is given herein with respect to the choice of law or the internal substantive rules of law that any tribunal may apply to the transactions referred to herein.

Our opinions are subject to the following general qualifications:

            (a)   We have assumed without any independent investigation (i) that each of the Selling Stockholders has received the agreed to and stated consideration for the incurrence of the obligations applicable to him under the terms of the Custody Agreements and Powers of Attorney, (ii) that the Custody Agreements and Powers of Attorney are valid and binding obligations of each party thereto other than the applicable Selling Stockholder and (iii) that the Custody Agreements and Powers of Attorney are valid and binding obligations of the applicable Selling Stockholder to the extent that laws other than New York Law or the DGCL are relevant thereto.

            (b)   The enforceability of any obligation of, or transfer of any property by, the Selling Stockholders may be subject to, affected by or limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, marshaling or other laws, rules of law or regulations affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' rights) and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of, or transfer of any property by, the Selling Stockholders or any other person, under the Underwriting Documents or otherwise.

            (c)   No opinion is given herein as to the availability of any specific or equitable relief of any kind.

            (d)   The enforcement of any of your rights may in all cases be subject to an implied duty of good faith and to general principles of equity, including, without limitation, concepts of materiality and reasonableness (whether such enforcement is considered in a proceeding at law or in equity).

            (e)   No opinion is given herein as to the enforceability of any particular provision of the Custody Agreements or Powers of Attorney relating to or constituting (i) waivers of rights to object to jurisdiction or venue, consents to jurisdiction or venue, or waivers of rights to (or methods of) service of process, or waivers of rights to a jury trial, (ii) waivers or variations of provisions which are not capable of waiver or variation under Sections 1-102 or other applicable provisions of the applicable UCC, (iii) provisions in the Custody Agreements or Powers of Attorney rendered ineffective or unenforceable by Part 4 of Article 9 of the applicable UCC or (iv) exculpation clauses, clauses relating to releases or waivers of unmatured claims or rights, or any indemnification or contribution obligations or obligations in lieu of indemnification, to the extent that such obligations may be considered to violate any laws or matters of public policy.

            (f)    We note that under New York Law the remedies available in the State of New York for the enforcement of the Custody Agreement could be affected by any failure of any party seeking enforcement not organized in New York to become authorized, under Article 13 of the New York Business Corporation Law, to do business in the State of New York.

            (g)   Except as provided in paragraphs 5 and 6 below, (i) we have made no examination of, and no opinion is given herein as to, the Selling Stockholders' title to or other ownership rights in, the accuracy or sufficiency of the descriptions of, or the existence of any liens, charges, encumbrances, restrictions or limitations on, or adverse claims against, any of the property or assets of the Selling Stockholders and (ii) we have assumed without any independent investigation that each Selling Stockholder has rights in the Stockholder Shares that it purports to transfer under the Underwriting Agreement. For purposes of our opinion set forth in paragraph 5 below, we have relied solely upon our review of the stock records of the Company that are in our possession.

            (h)   We call to your attention that under Section 8-303 of the applicable UCC, a "protected purchaser" (as defined in such Section 8-303) of a security, or of an interest therein, may acquire its interest in such security free of any adverse claim thereto; we point out that under Section 8-110(a) of the applicable UCC the local law of the issuer's jurisdiction governs whether an adverse claim can be asserted against a person to whom transfer of a certificate or an uncertificated security is registered; we point out that under Section 8-110(b)(4) of the applicable UCC, the local law of the securities intermediary's jurisdiction governs whether an adverse claim with respect to the Stockholder Shares may be asserted against a person acquiring a securities entitlement from the securities intermediary with respect thereto; and we point our that under Section 8-110(c) of the applicable UCC, the local law of the jurisdiction in which a security certificate is located at the time of delivery governs whether an adverse claim can be asserted against a person to whom the security certificate is delivered.

            (i)    We assume that the "securities intermediary's jurisdiction" (as determined pursuant to Section 8-110(e) of the applicable UCC) is within the State of New York.

            (j)    We assume that the Depositary Trust Company ("DTC") is a "clearing corporation" (as defined in 8-102 of the New York UCC).

            (k)   We assume that delivery (within the meaning given such term in the applicable UCC) of stock certificates representing the Stockholder Shares, endorsed to DTC or in blank by an effective endorsement, has been made to DTC (or its nominee) within the State of New York.

            (l)    When any opinion set forth below is given to our knowledge, or to the best of our knowledge, or with reference to matters of which we are aware or which are known to us, or with a similar qualification, that knowledge is limited to the actual knowledge of the individual lawyers in this firm who have participated directly and substantively in the specific transactions to which this opinion relates and without any special or additional investigation undertaken for the purposes of this opinion.

We understand that all of the foregoing assumptions, limitations and qualifications are acceptable to you.

Based upon the foregoing, we are of the opinion that:

          (1)   Each of the Custody Agreements and the Powers of Attorney have been duly executed and delivered by a Selling Stockholder.

          (2)   Each of the Custody Agreements and Powers of Attorney constitutes a legally valid and binding obligation of the Selling Stockholder who executed and delivered it, enforceable against such Selling Stockholder in accordance with its terms.

          (3)   The Underwriting Agreement has been duly executed and delivered by an Attorney-in-Fact under the Powers of Attorney on behalf of each of the Selling Stockholders.

          (4)   The execution and delivery of the Underwriting Agreement and the sale of the Optional Shares by the Selling Stockholders to the Underwriters pursuant to the Underwriting Agreement at the Time of Delivery will not require any consents, approvals, or authorizations to be obtained by the Selling Stockholders, or any registrations, declarations or filings to be made by the Selling Stockholders, in each case, under the DGCL or any New York Law or Federal Law applicable to the Selling Stockholders that have not been obtained or made, except (i) the registration under the Act of the Stockholders Shares to be sold to the Underwriters, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or by the rules and regulations of the NASD in connection with the purchase and distribution of the Stockholder Shares by the Underwriters or (iii) any other consent, approval, authorization, filing, notification or other action which, if not obtained or made, would not individually or in the aggregate be reasonably likely to have a material adverse effect on the ability of the Selling Stockholders to perform their obligations under the Underwriting Documents.

          (5)   Based solely on a review on December     , 2006 of the stock transfer records of the Company, each of the Selling Stockholders was the owner of record on that date in the stock records of the Company of the Stockholders Shares to be sold by such Selling Stockholder pursuant to the Underwriting Agreement.

          (6)   Our opinions in this paragraph 6 are limited to Article 8 of the New York UCC. Upon payment for the Stockholder Shares to be sold by each Selling Stockholder as provided in the Underwriting Agreement and the crediting of such Stockholder Shares on the records of DTC to "securities accounts" (as that term is defined in Section 8-501(a) of the New York UCC) of each of the Underwriters by making appropriate book entries with respect to the account of each Underwriter, and assuming that none of the Underwriters, at any relevant time, has notice (within the meaning of Section 8-105 of the New York UCC) of any "adverse claim" (within the meaning of Section 8-102(a)(1) of the New York UCC) to such Stockholder Shares, (i) under Section 8-501 of the New York UCC, each Underwriter will acquire a valid security entitlement in respect of such Stockholder Shares credited to its securities account, except as otherwise provided in (and subject to the provisions of) subsection (e) of Section 8-501 of the New York UCC, and (ii) no action based on any "adverse claim" (within the meaning of Section 8-102 of the New York UCC) to such Stockholder Shares may be asserted against the Underwriters with respect to such security entitlement.

This letter speaks as of the date hereof and we assume no obligation to update this letter or inform you in the future of any facts or circumstances that occur after the date hereof and that may affect our opinion in any way.

This letter has been delivered solely for your use in connection with the transactions contemplated by the Underwriting Agreement and may not be referred to or used for any other purpose or relied upon by any other person other than the Underwriters and counsel to the Underwriters, except with our prior consent.

                      Very truly yours,

ANNEX III

FORM OF LOCK-UP AGREEMENT

Lock-Up Agreement

                      , 2006

Thomas Weisel Partners LLC
Needham & Company, LLC
WR Hambrecht + Co., LLC
c/o Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California 94104

  Re:
  Netlist, Inc. Common Stock Resale Restrictions

Ladies and Gentlemen:

        The undersigned understands that you, as representatives (the "Representatives"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the "Underwriters"), with Netlist, Inc., a Delaware corporation (the "Company"), and certain selling stockholders of the Company, providing for a public offering of the Common Stock of the Company (the "Shares") pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "SEC").

        In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the "Lock-Up Period"), the undersigned will not offer, sell, contract to sell, pledge (except a pledge for the benefit of the Company pursuant to an agreement entered or to be entered into between the Company and the undersigned), grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares"). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

        The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Shares (the "Public Offering Date") pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the initial Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Thomas Weisel Partners LLC waives, in writing, such extension.

        The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Sections 6(e) and 14 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

        Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) with the prior written consent of Thomas Weisel Partners LLC on behalf of the Underwriters, (iv) to the Underwriters pursuant to the Underwriting Agreement, (v) by entering into a plan adopted pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, to the extent that such plan does not provide for the sale of any of the Undersigned's Shares during the Lock-Up Period (as such may be extended pursuant to the third paragraph of this Lock-Up Agreement), (vi) that were acquired by the undersigned in open market transactions after the Public Offering Date, provided that no public report with respect to such transfer (including any report pursuant to Rule 144 under the Securities Act of 1933, as amended, or Section 16 of the Securities Exchange Act of 1934, as amended) shall be required to be filed, or shall be voluntarily filed, by the undersigned during the Lock-Up Period (as such may be extended pursuant to the third paragraph of this Lock-Up Agreement), (vii) through the conversion of 1,000,000 shares of the Company's currently outstanding Series A Convertible Preferred Stock into 1,000,000 shares of Common Stock of the Company or (viii) through the conversion of $1,750,000 in aggregate principle outstanding on three convertible promissory notes into 1,050,000 shares of Common Stock of the Company.

        For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is an entity, the entity may transfer the capital stock of the Company to any wholly-owned subsidiary of such entity; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i) through (viii) in the preceding paragraph, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

        The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the public offering of the Shares. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns. This Lock-Up Agreement shall lapse and become null and void (i) upon written notice from the Company to Thomas Weisel Partners LLC that the Company does not intend to proceed with the public offering or wishes to terminate the engagement of Thomas Weisel Partners LLC as an Underwriter of the public offering, (ii) if the Underwriting Agreement is not executed by the parties thereto prior to December 31, 2006 or (iii) the Public Offering Date shall not have occurred on or before December 31, 2006 provided that in the cases of (ii) and (iii), the Company may, by written notice to you 5 days prior to the date of such lapse, extend such date by up to 60 days.

Very truly yours,

[Name]

ANNEX IV

FORM OF CERTIFICATES OF OFFICERS TO THE SELLING STOCKHOLDERS

SELLING STOCKHOLDER'S CERTIFICATE

PURSUANT TO SECTION 10(b) OF THE UNDERWRITING AGREEMENT

        The undersigned, [            ] the [            ] of [            ] (the "Selling Stockholder") hereby certifies on behalf of [            ] that, pursuant to Section 10(b) of the Underwriting Agreement dated                        , 2006, among the Company, the several underwriters named in Schedule I annexed thereto and the selling stockholders named in Schedule II annexed thereto (the "Underwriting Agreement") that:

  (a)
  The representations and warranties of such Selling Stockholder in the Underwriting Agreement are true and correct as if made on and as of the relevant Time of Delivery.

  (b)
  Such Selling Stockholder has performed all covenants and agreements on its part to be performed or satisfied at or prior to the relevant Time of Delivery.

        Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Underwriting Agreement.

        IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed this                        , 2006.

[ ]

Name:
Title:

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Underwriting Agreement
SCHEDULE I
SCHEDULE II
SCHEDULE III ISSUER FREE WRITING PROSPECTUSES
FORM OF COMFORT LETTER
FORM OF OPINION OF UNDERWRITERS' COUNSEL
FORM OF OPINION OF COMPANY COUNSEL
FORM OF OPINION OF COUNSEL TO THE SELLING STOCKHOLDERS
FORM OF LOCK-UP AGREEMENT
Lock-Up Agreement
FORM OF CERTIFICATES OF OFFICERS TO THE SELLING STOCKHOLDERS